As filed with the Securities and Exchange Commission on February 28, 1996

                                                               File No. 811-8342




                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                      FORM N-1A


                                REGISTRATION STATEMENT
                                        UNDER
                          THE INVESTMENT COMPANY ACT OF 1940                 [X]

                                   AMENDMENT NO. 2                           [X]


                              STRATEGIC INCOME PORTFOLIO
                        (formerly Short-Term Income Portfolio)
                        -------------------------------------
                  (Exact Name of Registrant as Specified in Charter)


                                  24 Federal Street
                             Boston, Massachusetts 02110
                             ---------------------------
                       (Address of Principal Executive Offices)

          Registrant's Telephone Number, including Area Code: (617) 482-8260
                                                             ---------------

                                 H. Day Brigham, Jr.
                    24 Federal Street, Boston, Massachusetts 02110
                    ----------------------------------------------
                       (Name and Address of Agent for Service)

                                  EXPLANATORY NOTE

              This Registration  Statement, as  amended, has  been filed  by the
     Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

                                       PART A

               Responses to Items 1 through 3 and 5A have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

     Item 4.  General Description of Registrant

              Strategic Income Portfolio (the "Portfolio") is a non-diversified, open-end management investment company that was organized as a trust under the laws of the State of New York on May 1, 1992.
     Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


     The Portfolio's Investment Objective


              The Portfolio's investment objective is to provide a high level of income by investing in a global portfolio consisting primarily of high grade debt securities and having a dollar weighted average maturity of not more than three years. Maturity is measured by duration as described below.The Portfolio's investment adviser, Boston Management and Research ("BMR" or the "Investment Adviser"), will allocate investments among different countries, currencies and credits, including those of below investment grade quality, based on the perception of the most favorable markets and issuers, the relative yield and appreciation potential of a particular country's securities, and the relationship of a country's currency to the U.S. dollar. Changes in exchange rates for the foreign currencies in which the investments and forward contracts are denominated may adversely affect the value of Portfolio interests. The Portfolio's investment objective may be changed by the Trustees of the Portfolio without investor approval.

              Additional information about the investment policies of the Portfolio appears in Part B. The Portfolio is not intended to be a complete investment program, and a prospective investor should take into account its objectives and other investments when considering the purchase of an interest in the Portfolio. The Portfolio cannot assure achievement of its investment objective.

     Investment Policies and Risks

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              The Portfolio invests primarily in a portfolio of high grade  debt
     securities of  issuers  located anywhere  in  the  world.   The  Investment
     Adviser  adjusts  the   Portfolio's  investments  and  engages   in  active
     management techniques to take advantage of differences in interest rates and currency exchange rates in markets around the world, and other
     differences among  countries and markets.   By  allocating the  Portfolio's
     assets actively among issuers in different countries, and among securities denominated in different currencies, the Investment Adviser attempts to achieve a higher level of current income than might be available from a portfolio invested only in the securities of one country or denominated in
     one currency.   This strategy  requires the Investment  Adviser to identify countries and currencies where the Portfolio's investments will outperform comparable investments in other countries and currencies and in many cases to predict changes in economies, markets, political conditions, and other factors. The success of this strategy will, of course, involve the risk that the Investment Adviser's predictions may be untimely or incorrect. The Investment Adviser also seeks to identify markets and securities which appear to be undervalued and make investments to profit from increases in value.


              The Portfolio will invest primarily in high grade debt securities. "High grade" debt securities include securities issued or guaranteed as to principal or interest by the U.S. Government or any of its agencies or instrumentalities, and debt securities, rated at least A by Standard & Poor's Ratings Group, Moody's Investors Service, Inc., or Duff & Phelps Inc., of foreign governmental and private issuers. They may also include commercial paper or other short-term debt instruments rated in one of the two highest short-term ratings by any of those rating services (or by Fitch Investors Service, Inc.), and certificates of deposit and bankers' acceptances issued or guaranteed by, or time deposits maintained at, banks having total assets of more than $500 million and determined by the Investment Adviser to be of comparable credit quality to short-term securities with those ratings. An unrated security will be considered to be a high grade security if the Investment Adviser determines that it is of comparable quality to any of the securities described above. In making such determinations, the Investment Adviser will consider any rating of the issuer of unrated securities.


              The Portfolio  may invest the  remainder of its  assets in  lower-
     rated debt securities, although less than 35% of the Portfolio's assets will be invested in securities rated below BBB-/Baa3 (commonly referred to as "junk bonds"). Lower-rated securities generally offer higher current yields and appreciation potential than do higher rated securities, but are subject to greater risks. Securities in the lower-rated categories are considered to be of poor standing and predominantly speculative;
     securities in the lowest rating categories may be in default and are generally regarded by the rating agencies as having extremely poor prospects of ever attaining any real investment standing. The values of lower-rated fixed-income securities generally fluctuate more than those of higher-rated fixed-income securities. For more detailed information about

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     the  risks  associated  with  investing  in   lower-rated  securities,  see
     "Additional Risk and Investment Information" below.


              The income producing securities in which the Portfolio invests may have fixed, variable, or floating interest rates, constitute a broad mix of asset classes, and may include convertible bonds, securities of real estate investment trusts and natural resource companies, stripped debt obligations, closed-end investment companies (that invest primarily in debt securities in which the Portfolio could invest) preferred, preference and convertible stocks, equipment lease certificates, equipment trust certificates, conditional sales contracts and debt obligations collateralized by, or representing interests in pools of, mortgages and other types of loans ("asset-backed obligations"). The Portfolio may invest a portion of its assets in fixed and floating rate loans and loan interests. The Portfolio will normally invest in securities of issuers located in at least three different countries (which may include the United States), and will not normally invest more than 25% of its assets in securities of issuers located in a single foreign country or denominated in any single foreign currency, except the U.S. dollar. Nevertheless, through "Active Management Strategies" discussed below, the entire Portfolio may be exposed to foreign currency risks. For temporary defensive purposes, the Portfolio may hold all or any portion of its assets in securities of issuers located in the United States and in cash or money market instruments. It is impossible to predict when, or for how long, the Portfolio will engage in such strategies.


              The Portfolio will maintain a dollar weighted average portfolio maturity of not more than three years. In measuring the dollar weighted average portfolio maturity of the Portfolio, the Portfolio will use the concept of duration , adjusted to account for the volatility-reducing effect of diversifying a debt portfolio among several countries. Duration represents the dollar weighted average maturity of expected cash flows (i.e., interest and principal payments) on one or more debt obligations, discounted to their present values. The duration of a floating rate security will be defined as the time to the next interest payment. The duration of an obligation is usually less than its stated maturity and is related to the degree of volatility in the market value of the obligation. Maturity measures only the time until a bond or other debt security provides its final payment; it takes no account of the pattern of a security's payments over time. Duration takes both interest and principal payments into account and, thus, in the Investment Adviser's opinion, is a more accurate measure of a debt security's price sensitivity in response to changes in interest rates. In computing the duration of its portfolio, the Portfolio will have to estimate the duration of debt obligations that are subject to prepayment or redemption by the issuer, based on projected cash flows from such obligations or their relationship to comparable U.S. Treasury securities. The Portfolio may use various techniques to shorten or lengthen the dollar weighted average maturity of its portfolio, including the acquisition of debt obligations at a premium or discount, transactions in futures contracts and options on futures and interest rate

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     swaps.    Subject to  the  requirement  that  the  dollar weighted  average portfolio maturity will not exceed three years, the Portfolio may invest in individual debt obligations of any maturity, including obligations with a remaining stated maturity of more than three years.


              The market value of the Portfolio's investments will change in response to changes in currency exchange and interest rates, credit quality changes of issuers, and other factors. Changes in the values of portfolio securities will not affect interest income derived from those securities, but will affect the Portfolio's net asset value. See "Additional Risk and Investment Information" below.


     Active Management Techniques


              Currency  and Other  Derivative  Instruments.   The  Portfolio may
     purchase or sell derivative instruments (which are instruments that derive their value from another instrument, security, index, or currency) to enhance return, to hedge against fluctuations in securities prices, interest rates or currency exchange rates, or as a substitute for the purchase or sale of securities or currencies. The Portfolio's transactions in derivative instruments may be in the U.S. or abroad and may include the purchase or sale of futures contracts on securities, securities indices, other indices, other financial instruments or currencies; options on futures contracts; exchange-traded and over-the-counter options on securities, indices or currencies; and forward foreign currency exchange contracts. The Portfolio's transactions in derivative instruments involve a risk of loss or depreciation due to unanticipated adverse changes in securities prices, interest rates, the other financial instruments' prices or currency exchange rates, or the inability to close out a position or default by the counterparty. The loss on derivative instruments (other than purchased options) may exceed the Portfolio's initial investment in these instruments. In addition, the Portfolio may lose the entire premium paid for purchased options that expire before they can be profitably exercised by the Portfolio. The Portfolio incurs transaction costs in opening and closing positions in derivative instruments. There can be no assurance that the Investment Adviser's use of derivative instruments will be advantageous to the Portfolio.


              To the extent that the Portfolio enters into futures contracts, options on futures contracts and options of foreign currencies traded on an exchange regulated by the Commodity Futures Trading Commission (the
     "CFTC"), in each case that are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are "in-the-money") may not exceed 5% of the liquidation value of the Portfolio's investments, after taking into account unrealized profits and unrealized losses on any contracts the Portfolio has entered into.

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              Forward  contracts  are   individually  negotiated  and  privately
     traded  by  currency traders  and  their  customers.    A forward  contract
     involves an obligation to purchase or sell a specific currency (or basket of currencies) for an agreed price at a future date, which may be any
     fixed  number of  days from the  date of the  contract.   The Portfolio may
     engage in  cross-hedging by  using forward  contracts in  one currency  (or basket of currencies) to hedge against fluctuations in the value of securities denominated in a different currency if the Investment Adviser determines that there is an established historical pattern or correlation between the two currencies (or the basket of currencies and the underlying currency). Use of a different foreign currency magnifies the Portfolio's
     exposure  to foreign  currency exchange  rate fluctuations.   The Portfolio
     may also use forward  contracts to shift its  exposure to foreign  currency
     exchange  rate changes  from one  currency to  another.   In addition,  the
     Portfolio may purchase forward contracts for non-hedging purposes when the Investment Adviser anticipates that the foreign currency will appreciate in value.


              Investment Rate and Currency Swaps. The Portfolio may enter into interest rate and currency swaps both for hedging purposes and to enhance return. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments. Currency swaps involve the exchange of their respective rights to make or receive payments in specified currencies. The Portfolio will enter into interest rate swaps on a net basis, so the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Portfolio is contractually obligated to make. If the other party to an interest rate swap defaults, the Portfolio's risk of loss consists of the net amount of interest payments that the Portfolio is contractually entitled to receive. In contrast, currency swaps usually involve the delivery of the entire payment stream in one designated currency in exchange for the entire payment stream in the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations.


              The use of interest rate and currency swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The Investment Adviser has used interest rate and currency swaps to only a limited extent, but has utilized other types of hedging techniques. If the Investment Adviser is incorrect in its forecasts of market values, interest rates and currency exchange rates, the investment performance of an investor in the Portfolio would be less favorable than it would have been if swaps were not used.


              Securities  loans, repurchase agreements, forward commitments, and

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     reverse  repurchase agreements.    The  Portfolio  may lend  its  portfolio
     securities to broker-dealers and may enter into repurchase agreements. These transactions must be fully collateralized at all times, but involve some risk to the Portfolio if the other party should default on its obligations and the lender is delayed or prevented from recovering the
     collateral.    The  Portfolio  may  also  purchase  securities  for  future delivery by means of "forward commitments."


              The Portfolio may also enter into "reverse" repurchase agreements, which generally involve the sale of securities held and an agreement to repurchase the securities at an agreed-upon price, date, and interest payment. The Portfolio can invest the cash it receives or use it to meet redemption requests. Reverse repurchase agreements and forward commitments may increase the overall investment exposure of the Portfolio and involve investment leverage. The use of investment leverage may increase the amount of any losses incurred by the Portfolio in the case of adverse changes in market conditions or the failure of the issuer of a security or financial instrument to meet its obligations. The Portfolio may also enter into reverse repurchase agreements as a hedge against a possible decline in the value of the foreign currency in which a debt security is denominated by converting the foreign currency cash proceeds from the sale of the debt security into U.S. dollars.


     Additional Risk and Investment Information


              Investments in foreign securities. Because foreign securities involve foreign currencies, the values of the assets of the Portfolio and its net investment income available for distribution may be affected favorably or unfavorably by changes in currency exchanges rates and exchange control regulations. There may be less information publicly available about a foreign issuer than about a U.S. issuer, and foreign issuers are not generally subject to accounting, auditing, and financial reporting standards and practices comparable to those in the United States. The willingness and ability of sovereign issuers to pay principal and interest on government securities depends on various economic factors, including among others the issuer's balance of payments, overall debt level, and cash flow considerations related to the availability of tax or other revenues to satisfy the issuer's obligations. The securities of some foreign issuers are less liquid and at times more volatile than the securities of comparable U.S. issuers. Foreign brokerage commissions and fees are also generally higher than in the United States. Foreign settlement procedures and trade regulations may involve certain risks (such as delay in the payment or delivery of securities or in the recovery of the Portfolio's assets held abroad) and expenses not present in the settlement of domestic investments. The Portfolio's investments may include securities issued by lesser-developed countries, which are sometimes referred to as "emerging markers", and issuers located in such countries. As a result, the Portfolio may be exposed to greater risk and will be more dependent on the Investment Adviser's ability to assess such

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     risk than if the Portfolio invested solely is more developed countries.


              In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, political or financial instability, and diplomatic developments which could affect the values of the Portfolio's investments in certain foreign countries. Legal remedies available to investors in certain foreign countries, including remedies available in bankruptcy proceedings, may be more limited than those available with respect to investments in the United States or in other foreign countries. The laws of some foreign countries may limit the Portfolio's ability to invest in securities of certain issuers located in those foreign countries. Special tax considerations apply to foreign securities.


              Investing  in   lower-rated  securities.     Lower   quality  debt
     securities are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations (credit risk) and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). Lower rated and comparable unrated securities are also more likely to react to real or perceived developments affecting market and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates. The Portfolio may retain defaulted securities in its portfolio when such retention is considered desirable by the Investment Adviser. In the case of a defaulted security, the Portfolio may incur additional expense seeking recovery of its investment. In the event the rating of a security held by the Portfolio is downgraded, causing the Portfolio to have 35% or more of its total assets in securities rated below investment grade, the Investment Adviser will (in an orderly fashion within a reasonable period of time) dispose of such securities as it deems necessary in order to comply with this limitation. See the Appendix to this Part A for the asset composition of the Portfolio for the fiscal year ended October 31, 1995. For a description of securities ratings, see Part B.


              Interest Rate Risk. The value of an investor's interest in the Portfolio will reflect the underlying value of the Portfolio's assets and liabilities and will change in response to interest rate fluctuations. When interest rates decline, the value of debt securities held by the Portfolio can be expected to rise. Conversely, when interest rates rise, the value of debt securities held by the Portfolio can be expected to decline.


              Other Practices. The Portfolio may at times invest in so-called "zero-coupon" bonds (deferred interest bonds) and "payment-in-kind" bonds. Zero-coupon bonds are issued at a significant discount from their principal amount and interest is paid only at maturity rather than at

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     intervals during the  life of the  security.   Payment-in-kind bonds  allow
     the issuer, at its  option, to make current interest payments on  the bonds
     either  in cash or  in additional bonds.   The values  of zero-coupon bonds
     and payment-in-kind bonds are subject to greater fluctuation in response to changes in market interest rates than bonds which pay interest in cash currently. Because these instruments allow an issuer to avoid the need to generate cash to meet current interest payments, they may involve greater credit risks than bonds paying interest currently. Even though such bonds do not pay current interest in cash, the Portfolio is nonetheless required to accrue interest income on such investments and an investor that is a regulated investment company is required to distribute its share of such amounts at least annually to its shareholders. Thus, the Portfolio could be required at times to liquidate other investments to obtain cash in order to satisfy an investor's distribution requirements.


              The Portfolio may temporarily borrow up to 5% of the value of its total assets to satisfy redemption requests or settle securities transactions. Certain securities held by the Portfolio may permit the issuer at its option to "call", or deem, its securities. If an issuer were to redeem securities held by the Portfolio during a time of declining interest rates, the Portfolio may not be able to reinvest the proceeds in securities providing the same investment return as the securities redeemed.


              Non-Diversified Status. As a "non-diversified" investment company, the Portfolio may invest, with respect to 50% of its total assets, more than 5% (but not more than 25%) of its total assets in the securities of any one issuer, other than U.S. government securities. The Portfolio is likely to invest a greater percentage of its assets in the securities of a single issuer than would a diversified fund. Therefore, the Portfolio is more susceptible to any single adverse or political occurrence or development affecting issuers in which the Portfolio invests.


              Investment Restrictions. The Portfolio has adopted certain fundamental investment restrictions and policies which are enumerated in detail in Part B and which may not be changed unless authorized by an investor vote. Except for such enumerated restrictions and as otherwise indicated in this Part A, the investment objective and policies of the Portfolio are not fundamental policies and accordingly may be changed by the Trustees of the Portfolio without obtaining the approval of the investors in the Portfolio. If any changes were made in the Portfolio's investment objective, the Portfolio might have an investment objective different from the objective which an investor considered appropriate at the time of the investor's initial investment in the Portfolio.

     Item 5.  Management of the Portfolio

              The Portfolio is organized as a trust under the laws of the State of New York. The Portfolio intends to comply with all applicable federal and state securities laws.

              Investment Adviser. The Portfolio engages Boston Management and Research ("BMR"), a wholly-owned subsidiary of Eaton Vance Management ("Eaton Vance"), as its investment adviser. Eaton Vance, its affiliates and its predecessor companies have been managing assets of individuals and institutions since 1924 and managing investment companies since 1931.

              Acting under the  general supervision of the Board of  Trustees of the Portfolio, BMR manages the Portfolio's investments and affairs, and furnishes for the use of the Portfolio office space and all necessary office facilities, equipment, and personnel for servicing the investments of the Portfolio. Under its investment advisory agreement with the Portfolio, BMR receives a monthly advisory fee equal to the aggregate of:

              (a) a daily asset-based fee computed by applying the annual asset rate applicable to that portion of the total daily net assets in each Category as indicated below, plus

              (b) a daily income-based fee computed by applying the daily income rate applicable to that portion of the total daily gross income (which portion shall bear the same relationship to the total daily gross income on such day as that portion of the total daily net assets in the same Category bears to the total daily net assets on such day) in each Category as indicated below:

                                                        Annual   Daily
     Category     Daily Net Assets                      Asset    Income
                                                        Rate     Rate

     1        up to $500 million                        0.275%   2.75%
     2        $500 million but less than $1 billion     0.250%   2.50%
     3        $1 billion but less than $1.5 billion     0.225%   2.25%
     4        $1.5 billion but less than $2 billion     0.200%   2.00%
     5        $2 billion but less than $3 billion       0.175%   1.75%
     6        $3 billion and over                       0.150%   1.50%

     Total daily gross income is the total gross investment income, exclusive of capital gains and losses on investments and before deduction of expenses, earned each day by the Portfolio.

              As at October 31, 1995, the Portfolio had net assets of $152,583,289. For the fiscal year ended October 31, 1995, the Portfolio paid BMR advisory fees equivalent to 0.55% of the Portfolio's average daily net assets for such year.


              BMR or Eaton Vance acts as investment adviser to investment companies and various individual and institutional clients with assets under management of approximately $16 billion. Eaton Vance is a wholly-owned subsidiary of Eaton Vance Corp., a publicly held holding company. Eaton Vance Corp., through its subsidiaries and affiliates, engages in investment management and marketing activities, oil and gas operations, real estate investment, consulting and management, and development of precious metals properties.


              Mark S. Venezia has acted as the portfolio manager of the Portfolio since it commenced operations. He has been a Vice President of Eaton Vance since 1987 and of BMR since 1992.


              The Portfolio believes that most of the obligations which it will acquire will normally be traded on a net basis (without commission) through broker-dealers and banks acting for their own account. Such firms attempt to profit from such transactions by buying at the bid price and selling at the higher asked price of the market, and the difference is customarily referred to as the spread. In selecting firms which will execute portfolio transactions, BMR judges their professional ability and quality of service and uses its best efforts to obtain execution at prices which are advantageous to the Portfolio and at reasonably competitive spreads. Subject to the foregoing, BMR may consider sales of shares of other investment companies sponsored by BMR or Eaton Vance as a factor in the selection of firms to execute portfolio transactions.




              The  Portfolio  also engages  BMR  as its  administrator under  an
     administration  agreement.   Under  the  administration agreement,  BMR  is
     responsible for reviewing and supervising the provision of custody services to the Portfolio and making related reports and recommendations to the Board of Trustees of the Portfolio; for providing certain valuation, legal, accounting and tax services in connection with investments with foreign issuers or guarantors, investments denominated in foreign currencies, and transactions in derivative instruments; and for such other special services as the Board may direct. BMR also furnishes the office facilities and personnel necessary for providing these services. As compensation for these services, BMR receives a monthly administration fee at an annual rate of 0.15% of the Portfolio's average daily net assets. For the fiscal year ended October 31, 1995, the
     Portfolio paid BMR administration fees equivalent to 0.15% of the Portfolio's average daily net assets for such year.


              The Portfolio is responsible for all of its costs and expenses not expressly stated to be payable by BMR under the investment advisory agreement or the administration agreement.

     Item 6.  Capital Stock and Other Securities

              The Portfolio is organized as a trust under the laws of the State of New York and intends to be treated as a partnership for federal tax purposes. Under the Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations.


              The  Declaration  of  Trust   provides  that  the  Portfolio  will
     terminate 120 days after the complete withdrawal of any investor in the Portfolio unless either the remaining investors, by unanimous vote at a meeting of such investors, or a majority of the Trustees of the Portfolio, by written instrument consented to by all investors, agree to continue the business of the Portfolio. This provision is consistent with the treatment of the Portfolio as a partnership for federal income tax purposes.

              Investments  in the  Portfolio  have no  preemptive  or conversion rights and are fully paid and non-assessable by the Portfolio, except as set forth above. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio may hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies or restrictions will be submitted to investors for approval. The investment objective and all nonfundamental investment policies of the Portfolio may be changed by the Trustees of the Portfolio without obtaining the approval of the investors in the Portfolio. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Any Trustee may be removed by the affirmative vote of holders of two-thirds of the interests in the Portfolio.

              Information regarding pooled investment entities or funds that invest in the Portfolio may be obtained by contacting Eaton Vance Distributors, Inc., 24 Federal Street, Boston, MA 02110, (617) 482-8260. Smaller investors in the Portfolio may be adversely affected by the actions of a larger investor in the Portfolio. For example, if a large investor withdraws from the Portfolio, the remaining investors may experience higher pro rata operating expenses, thereby producing lower returns. Additionally, the Portfolio may hold fewer securities, resulting in increased portfolio risk, and experience decreasing economies of scale. However, this possibility exists as well for historically structured mutual funds which have large or institutional investors.

              As of February 14, 1996, EV Marathon Strategic Income Fund controlled the Portfolio by virtue of owning approximately 99.9% of the outstanding voting securities of the Portfolio.

              The net asset value of the Portfolio is determined each day on which the New York Stock Exchange (the "Exchange") is open for trading ("Portfolio Business Day"). This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (normally 4:00 p.m., New York time) (the "Portfolio Valuation Time").

              Each  investor  in  the  Portfolio  may  add  to  or  reduce   its
     investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time. The value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represented that investor's share of the aggregate interest in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor's percentage of the aggregate interest in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio for the current Portfolio Business Day. See Item 7 regarding the pricing of investments in the Portfolio.

              The Portfolio will allocate at least annually among its investors its net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio's net investment income consists of all income accrued on the Portfolio's assets, less all actual and accrued expenses of the Portfolio, determined in accordance with generally accepted accounting principles.

              Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any federal income tax. (See Part B, Item 20.) However, each investor in the Portfolio will take into account its allocable share of the Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder.


              It is intended that the Portfolio's assets and income will be managed in such a way that an investor in the Portfolio that seeks to qualify as a regulated investment company (a "RIC") under the Code will be able to satisfy the requirements for such qualification.


     Item 7.   Purchase of Interests in the Portfolio

              Interests in the Portfolio are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the 1933 Act. See General Description of Registrant above.

              An investment in the Portfolio will be made without a sales load. All investments received by the Portfolio will be effected as of the next Portfolio Valuation Time. The net asset value of the Portfolio is determined at the Portfolio Valuation Time on each Portfolio Business Day. The Portfolio will be closed for business and will not determine its net asset value on the following business holidays: New Year's Day, Presidents' Day, Good Friday (a New York Stock Exchange holiday), Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Portfolio's net asset value is computed in accordance with procedures established by the Portfolio's Trustees.


              The Portfolio's net asset value is determined by Investors Bank & Trust Company (as custodian and agent for the Portfolio) in the manner authorized by the Trustees of the Portfolio. The net asset value is computed by subtracting the liabilities of the Portfolio from the value of its total assets. Most debt securities are valued on the basis of market valuations furnished by pricing services. For further information regarding the valuation of the Portfolio's assets, see Part B, Item 19.

              There is no minimum initial or subsequent investment in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

              The placement agent for the Portfolio is Eaton Vance Distributors, Inc. ("EVD"). The principal business address of EVD is 24 Federal Street, Boston, Massachusetts 02110. EVD receives no compensation for serving as the placement agent for the Portfolio.

     Item 8.  Redemption or Decrease of Interest

              An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Portfolio Valuation Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash. The Portfolio has filed with the Securities and Exchange Commission (the "SEC") a notification of election on Form N-18F-1 committing to pay in cash all requests for withdrawals by any investor, limited in amount with respect to such investor during any 90 day period to the lesser of (a) $250,000 or (b) 1% of the net asset value of the Portfolio at the beginning of such period.

              Investments in the Portfolio may not be transferred.

              The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the Investment Company Act of 1940 (the "1940 Act"), if an emergency exists, or during any other period permitted by order of the SEC for the protection of investors.

     Item 9.  Pending Legal Proceedings

              Not applicable.

                                       APPENDIX


                              Strategic Income Portfolio
                            Asset Composition Information
                        For Fiscal Year Ended October 31, 1995


                                                Percentage of
                                                Net Assets For
                      Debt Securities--         Fiscal Year Ended
                      Moody's Ratings           October 31, 1995

                      Aaa                       19.5%
                      Aa1                       4.1
                      Aa2                       34.8
                      Aa3                       0.0
                      A1                        2.7
                      A3                        2.7
                      Ba1                       3.8
                      Ba2                       0.0
                      Ba3                       0.5
                      B1                        2.1
                      B2                        20.5
                      B3                        2.9
                      Baa1                      0.2
                      Baa3                      1.2
                      Caa                       0.4
                      CCC                       0.0
                      Unrated                   4.6
                      Total                     100.0%


              The chart above indicates the weighted average composition for the fiscal year ended October 31, 1995, with the debt securities rated by Moody's Investors Service, Inc. ("Moody's") separated into the indicated categories. The weighted averages indicated above were calculated on a dollar weighted basis and were computed as at the end of each month during the fiscal year. The chart does not necessarily indicate what the composition of the Portfolio will be in the current and subsequent fiscal years.

              For a description of Moody's ratings of debt securities, see Appendix A to Part B.

                                       PART B

     Item 10.  Cover Page

              Not applicable.

     Item 11.  Table of Contents
                                                                         Page
              General Information and History                            B-1
              Investment Objectives and Policies                         B-1
              Management of the Portfolio                                B-13
              Control Persons and Principal Holder of Securities         B-17
              Investment Advisory and Other Services                     B-17
              Brokerage Allocation and Other Practices                   B-20
              Capital Stock and Other Securities                         B-23
              Purchase, Redemption and Pricing of Securities             B-25
              Tax Status                                                 B-25
              Underwriters                                               B-29
              Calculation of Performance Data                            B-29
              Financial Statements                                       B-29
              Appendix                                                   a-1

     Item 12.  General Information and History

              Effective February 23, 1994, the Portfolio's name was changed from "Short-Term Global Income Portfolio" to "Short-Term Income Portfolio", and effective March 1, 1995, the Portfolio's name was changed from "Short-Term Income Portfolio" to "Strategic Income Portfolio".

     Item 13.  Investment Objectives and Policies

              Part A contains additional information about the investment objective and policies of Strategic Income Portfolio (the "Portfolio"). This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

     Income Producing Securities

              Included in the income producing securities in which the Portfolio may invest are preferred and preference stocks, convertible bonds, securities of real estate investment trusts and natural resource companies, stripped debt obligations, closed-end investment companies (that invest primarily in debt securities in which the Portfolio could invest), equipment lease certificates, equipment trust certificates and conditional sales contracts. Preference stocks are stocks that have many characteristics of preferred stocks, but are typically junior to an existing class of preferred stocks. Securities of real estate investment trusts, such as debentures, are affected by conditions in the real estate industry and interest rates. Securities of natural resource companies are subject to price fluctuation based upon inflationary pressures and demand for natural resources. Stripped debt obligations are comprised of principal only or interest only obligations. The value of closed-end investment company securities, which are generally traded on an exchange, is affected by demand for those securities regardless of the demand for the underlying portfolio assets. Equipment lease certificates are debt obligations secured by leases on equipment (such as railroad cars, airplanes or office equipment), with the issuer of the certificate being the owner and lessor of the equipment. The issuers of equipment lease certificates tend to be industrial, transportation and leasing companies. Equipment trust certificates are debt obligations secured by an interest in property (such as railroad cars or airplanes), the title of which is held by a trustee while the property is being used by the borrower. Conditional sales contracts are agreements under which the seller of the property continues to hold title to the property until the purchase price is fully paid or other conditions are met by the buyer. The Portfolio has no current intention of investing more than 5% of its total assets in any of these types of securities.


              The Portfolio may purchase fixed-rate bonds which have a demand feature allowing the holder to redeem the bonds at specified times. These bonds are more defensive than conventional long-term bonds (protecting to some degree against a rise in interest rates) while providing greater opportunity than comparable intermediate term bonds, because the Portfolio may retain the bond if interest rates decline. By acquiring these kinds of bonds the Portfolio obtains the contractual right to require the issuer of the bonds to purchase the security at an agreed upon price, which right is contained in the obligation itself rather than in a separate agreement or instrument. Because this right is assignable only with the bond, the Portfolio will not assign any separate value to such right. The Portfolio may also purchase floating or variable rate obligations and warrants when such warrants are part of a unit with other securities.


              The Portfolio's investments in high yield, high risk obligations rated below investment grade, which have speculative characteristics, bear special risks. They are subject to greater credit risks, including the possibility of default or bankruptcy of the issuer. The value of such investments may also be subject to a greater degree of volatility in response to interest rate fluctuations, economic downturns and changes in the financial condition of the issuer. These securities generally are less liquid than higher quality securities. During periods of deteriorating economic conditions and contractions in the credit markets, the ability of such issuers to service their debt, meet projected goals or obtain additional financing may be impaired. The Portfolio will also take such action as it considers appropriate in the event of anticipated financial difficulties, default or bankruptcy of either the issuer of any such obligation or of the underlying source of funds for debt service. Such action may include retaining the services of various persons and firms (including affiliates of the Investment Adviser) to evaluate or protect any real estate, facilities or other assets securing any such obligation or acquired by the Portfolio as a result of any such event. The Portfolio will incur additional expenditures in taking protective action with respect to portfolio obligations in default and assets securing such obligations.


              The Portfolio may invest in obligations of domestic and foreign companies in the group consisting of the banking and the financial services industries. Companies in the banking industry include U.S. and foreign commercial banking institutions (including their parent holding companies). Companies in the financial services industry include finance companies, diversified financial services companies and insurance and insurance holding companies. Companies engaged primarily in the investment banking, securities, investment advisory or investment company business are not deemed to be in the financial services industry for this purpose. The securities held by the Portfolio may be affected by economic or regulatory developments in or related to such industries. Sustained increases in interest rates can adversely affect the availability and cost of funds for an institution's lending activities, and a deterioration in general economic conditions could increase the institution's exposure to credit losses.

              A bank from whom the Portfolio acquires a loan participation interest may be treated as a co-issuer for tax diversification purposes to the extent that the Portfolio does not have direct recourse against the borrower of the underlying loan and is therefore relying on the credit of such bank. For industry concentration purposes, the Investment Adviser will consider all relevant factors in determining the issuer of a loan interest, including: the credit quality of the borrower, the amount and quality of the collateral, the terms of the loan agreement and the other relevant agreements (including inter-creditor agreements), the degree to which the credit of such interpositioned person was deemed material to the decision to purchase the loan interest, the interest rate environment, and general economic conditions applicable to the borrower and such interpositioned person.

     Mortgage Rolls
              The Portfolio may enter into mortgage "dollar rolls" in which the Portfolio sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, the Portfolio foregoes principal and interest paid on the mortgage-backed securities. The Portfolio is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the dollar roll transaction. The Portfolio will enter into only covered rolls. Covered rolls are not treated as a borrowing or other senior security and will be excluded from the calculation of the Portfolio's borrowings and other senior securities.

     Lending of Portfolio Securities

              The Portfolio may seek to increase its income by lending portfolio securities to broker-dealers or other institutional borrowers. Under present regulatory policies of the Securities and Exchange Commission ("SEC"), such loans are required to be secured continuously by collateral in cash, cash equivalents or U.S. Government securities held by the Portfolio's custodian and maintained on a current basis at an amount at least equal to the market value of the securities loaned, which will be marked to market daily. Cash equivalents include certificates of deposit, commercial paper and other short-term money market instruments. The Portfolio would have the right to call a loan and obtain the securities loaned at any time on up to five business days' notice.

     Foreign Investments
              Investing in foreign issuers involves certain special considerations, including those set forth below, which are not typically associated with investing in U.S. issuers. Because investments in foreign issuers may involve currencies of foreign countries, and because the Portfolio may temporarily hold funds in bank deposits in foreign currencies during completion of investment programs, the Portfolio may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations and may incur costs in connection with conversions between various currencies.

              Because foreign companies are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies, there may be less publicly available information about a foreign company than about a domestic company. Volume and liquidity in most foreign bond markets is less than in the United States and securities of some foreign companies are less liquid and more volatile than securities of comparable U.S. companies. Fixed commissions on foreign stock exchanges are generally higher than negotiated commissions on U.S. exchanges, although the Portfolio endeavors to achieve the most favorable net results on its portfolio transactions. There is generally less government supervision and regulation of securities exchanges, broker-dealers and listed companies than in the United States. Mail service between the United States and foreign countries may be slower or less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities. The Portfolio may be required to pay for securities before delivery. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect the Portfolio's investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.


     Forward Foreign Currency Exchange Contracts
              The Portfolio may enter into forward foreign currency exchange contracts. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.

              At the maturity of a forward contract the Portfolio may either accept or make delivery of the currency specified in the contract or, at or prior to maturity, enter into a closing purchase transaction involving the purchase or sale of an offsetting contract. Closing purchase transactions with respect to forward contracts are often effected with the currency trader who is a party to the original forward contract.

              The Portfolio may enter into forward foreign currency exchange contracts in several circumstances. First, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when the Portfolio anticipates the receipt in a foreign currency of dividend or interest payments on such a security which it holds, the Portfolio may desire to lock in the U.S. dollar price of the security or the U.S. dollar equivalent of such dividend or interest payment, as the case may be. By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying transactions, the Portfolio will attempt to protect itself against an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold, or on which the dividend or interest payment is declared, and the date on which such payments are made or received.

              Additionally, when management of the Portfolio believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the securities held by the Portfolio denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the contract is entered into and the date it matures. The precise projection of short-term currency market movements is not possible, and short-term hedging provides a means of fixing the dollar value of only a portion of the Portfolio's foreign assets.

              The Portfolio's custodian will place cash or liquid high grade debt securities into a segregated account of the Portfolio in an amount equal to the value of the Portfolio's total assets, reduced by the value of any offsetting forward or written or purchased option position on the same or a related currency, committed to the consummation of forward foreign currency exchange contracts requiring the Portfolio to purchase foreign currencies or forward contracts entered into for non-hedging purposes. If the value of the securities placed in the segregated account declines, additional cash or securities will be placed in the account on a daily basis so that the value of the account will equal the amount of the Portfolio's commitments with respect to such contracts, net of any offsetting forward contracts or options positions.

              The Portfolio generally will not enter into a forward contract with a term of greater than one year. Using forward contracts to protect the value of the securities held by the Portfolio against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange which the Portfolio can achieve at some future point in time.

              While the Portfolio will enter into forward contracts to reduce currency exchange rate risks, transactions in such contracts involve certain other risks. Thus, while the Portfolio may benefit from such transactions, unanticipated changes in currency prices may result in a poorer overall performance for the Portfolio than if it had not engaged in any such transactions. Moreover, there may be imperfect correlation between the securities held by the Portfolio denominated in a particular currency and forward contracts entered into by the Portfolio. Such imperfect correlation may prevent the Portfolio from achieving a complete hedge or expose the Portfolio to risk of foreign exchange loss.

     Writing and Purchasing Currency Call and Put Options
              The Portfolio may write covered put and call options and purchase put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of portfolio securities and against increases in the dollar cost of securities to be acquired. A call option written by the Portfolio obligates the Portfolio to sell specified currency to the holder of the option at a specified price if the option is exercised at any time before the expiration date. A put option written by the Portfolio would obligate the Portfolio to purchase specified currency from the option holder at a specified price if the option is exercised at any time before the expiration date.

              A call option written by the Portfolio may be covered by segregating assets denominated in the currency on which the call option is written. A written call option or put option may also be covered by maintaining cash or high grade liquid debt securities (either of which may be denominated in any currency) in a segregated account, by entering into an offsetting forward contract and/or by purchasing an offsetting option or any other option on the same or a related currency and/or by purchasing an offsetting option or any other option which, by virtue of its exercise price or otherwise, reduces the Portfolio's net exposure on its written option position.

              The writing of currency options involves a risk that the Portfolio will, upon exercise of the option, be required to sell currency subject to a call at a price that is less than the currency's market value or be required to purchase currency subject to a put at a price that exceeds the currency's market value.

              The Portfolio may terminate its obligations under a call or put option by purchasing an option identical to the one it has written. Such purchases are referred to as closing purchase transactions. The Portfolio would also be able to enter into closing sale transactions in order to realize gains or minimize losses on options purchased by the Portfolio.

              The Portfolio would normally purchase call options in anticipation of an increase in the dollar value of currency in which securities to be acquired by the Portfolio are denominated. The purchase of a call option would entitle the Portfolio, in return for the premium paid, to purchase specified currency at a specified price during the option period. The Portfolio would ordinarily realize a gain if, during the option period, the value of such currency exceeded the sum of the exercise price, the premium paid and transaction costs; otherwise the Portfolio would realize a loss on the purchase of the call option.

              The Portfolio would normally purchase put options in anticipation of a decline in the dollar value of currency in which securities in its portfolio ( protective puts ) are denominated. The purchase of a put option would entitle the Portfolio, in exchange for the premium paid, to sell specified currency at a specified price during the option period. The purchase of protective puts is designed merely to offset or hedge against a decline in the dollar value of the securities held by the Portfolio due to currency exchange rate fluctuations. The Portfolio would ordinarily realize a gain if, during the option period, the value of the underlying currency decreased below the exercise price sufficiently to cover the premium and transaction costs; otherwise the Portfolio would realize a loss on the purchase of the put option. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying currency.

     Special Risks Associated With Options on Currency
              An exchange traded options position may be closed out only on an options exchange which provides a secondary market for an option of the same series. Although the Portfolio will generally purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option, or at any particular time. For some options no secondary market on an exchange may exist. In such event, it might not be possible to effect closing transactions in particular options, with the result that the Portfolio would have to exercise its options in order to realize any profit and would incur transaction costs upon the sale of underlying securities pursuant to the exercise of put options. If the Portfolio as a covered call option writer is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying currency (or security denominated in that currency) until the option expires or it delivers the underlying currency upon exercise.

              Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Options Clearing Corporation (the "OCC") may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by the OCC as a result of trades on that exchange would continue to be exercisable in accordance with their terms.


                There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain of the facilities of the OCC inadequate, and thereby result in the institution by an exchange of special procedures which may interfere with the timely execution of customers' orders.


              The Portfolio may purchase and write over-the-counter options to the extent consistent with its limitation on investments in illiquid securities, as described in Part A. Trading in over-the-counter options is subject to the risk that the other party will be unable or unwilling to close-out options purchased or written by the Portfolio. The staff of the SEC takes the position that purchased over-the-counter options and assets used to cover written over-the-counter options are illiquid securities. However, with respect to options written with primary dealers in U.S. Government securities or with dealers on the Federal Reserve's approved list for foreign exchange dealers pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the repurchase formula.


              The Portfolio intends to write covered call options on foreign currencies. A call option written on a foreign currency by the Portfolio is covered if the Portfolio owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the Portfolio has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash, U.S. Government securities and other high grade liquid debt securities in a segregated account with its custodian.

              The amount of the premiums which the Portfolio may pay or receive may be adversely affected as new or existing institutions, including other investment companies, engage in or increase their option purchasing and writing activities.

     Futures Contracts

              A change in the level of currency exchange rates or interest rates may affect the value of the Portfolio's investments (or of investments that the Portfolio expects to make). To hedge against such changes in rates, the Portfolio may enter into (i) futures contracts for the purchase or sale of securities, (ii) futures contracts on securities indices; (iii) futures contracts on other financial instruments and indices; and (iv) futures contracts on foreign currencies. A futures contract may generally be described as an agreement between two parties to buy and sell particular financial instruments for an agreed price during a designated month (or to deliver the final cash settlement price, in the case of a contract relating to an index or otherwise not calling for physical delivery at the end of trading in the contract). All futures contracts entered into by the Portfolio are traded on U.S. exchanges or boards of trade that are licensed and regulated by the Commodity Futures Trading Commission ("CFTC") or on foreign exchanges.

              Futures Contracts on Securities or Currencies. A futures contract on a security or currency is a binding contractual commitment which, if held to maturity, will result in an obligation to make or accept delivery, during a particular month, of securities or currency having a standardized face value and rate of return or currency. By purchasing futures on securities or currency, the Portfolio will legally obligate itself to accept delivery of the underlying security or currency and pay the agreed price; by selling futures on securities or currency, it will legally obligate itself to make delivery of the security or currency against payment of the agreed price. Open futures positions on securities or currency are valued at the most recent settlement price, unless such price does not reflect the fair value of the contract, in which case the positions will be valued by or under the direction of the Board of Trustees of the Portfolio.

              Positions taken in the futures markets are not normally held to maturity, but are instead liquidated through offsetting transactions which may result in a profit or a loss. While the Portfolio's futures contracts on securities will usually be liquidated in this manner, it may instead make or take delivery of the underlying securities or currency whenever it appears economically advantageous for the Portfolio to do so. A clearing corporation associated with the exchange on which futures on securities or currency are traded guarantees that, if still open, the sale or purchase will be performed on the settlement date.

              Futures Contracts on Securities Indices. Futures contracts on securities or other indices do not require the physical delivery of securities, but merely provide for profits and losses resulting from changes in the market value of a contract to be credited or debited at the close of each trading day to the respective accounts of the parties to the contract. On the contract's expiration date a final cash settlement occurs and the futures position is simply closed out. Changes in the market value of a particular futures contract reflect changes in the level of the index on which the futures contract is based.

              Hedging Strategies. Hedging by use of futures contracts seeks to establish with more certainty than would otherwise be possible the effective price, rate of return or currency exchange rate on portfolio securities or securities that the Portfolio owns or proposes to acquire. The Portfolio may, for example, take a short position in the futures market by selling futures contracts in order to hedge against an anticipated rise in interest rates or a decline in market prices or foreign currency rates that would adversely affect the dollar value of the securities held by the Portfolio. Such futures contracts may include contracts for the future delivery of securities held by the Portfolio or securities with characteristics similar to those of the securities held by the Portfolio. Similarly, the Portfolio may sell futures contracts on currency in which its securities are denominated or in one currency to hedge against fluctuations in the value of securities denominated in a different currency if there is an established historical pattern of correlation between the two currencies. If, in the opinion of the Investment Adviser, there is a sufficient degree of correlation between price trends for the securities held by the Portfolio and futures contracts based on other financial instruments, securities indices or other indices, the Portfolio may also enter into such futures contracts as part of its hedging strategy. Although under some circumstances prices of securities held by Portfolio may be more or less volatile than prices of such futures contracts, the Investment Adviser will attempt to estimate the extent of this difference in volatility based on historical patterns and to compensate for it by having the Portfolio enter into a greater or lesser number of futures contracts or by attempting to achieve only a partial hedge against price changes affecting the securities held by the Portfolio. When hedging of this character is successful, any depreciation in the value of portfolio securities will substantially be offset by appreciation in the value of the futures position.


              On other occasions, the Portfolio may take a "long" position by purchasing such futures contracts. This would be done, for example, when the Portfolio anticipates the subsequent purchase of particular securities when it has the necessary cash, but expects the prices or currency exchange rates then available in the applicable market to be less favorable than the prices or rates that are currently available.

     Options on Futures Contracts
              The Portfolio may purchase and write call and put options on futures contracts which are traded on a United States or foreign exchange or board of trade. An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract at a specified exercise price at any time during the option period. Upon exercise of the option, the writer of the option is obligated to convey the appropriate futures position to the holder of the option. If an option is exercised on the last trading day before the expiration date of the option, a cash settlement will be made in an amount equal to the difference between the closing price of the futures contract and the exercise price of the option.

              The Portfolio may use options on futures contracts for bona fide hedging purposes as defined below. If the Portfolio purchases a call (put) option on a futures contract it benefits from any increase (decrease) in the value of the futures contract, but is subject to the risk of decrease (increase) in value of the futures contract. The benefits received are reduced by the amount of the premium and transaction costs paid by the Portfolio for the option. If market conditions do not favor the exercise of the option, the Portfolio's loss is limited to the amount of such premium and transaction costs paid by the Portfolio for the option.


              If the Portfolio writes a call (put) option on a futures contract, the Portfolio receives a premium but assumes the risk of a rise (decline) in value in the underlying futures contract. If the option is not exercised, the Portfolio gains the amount of the premium, which may partially offset unfavorable changes due to interest rate or currency exchange rate fluctuations in the value of securities held or to be acquired for the Portfolio. If the option is exercised, the Portfolio will incur a loss, which will be reduced by the amount of the premium it receives. However, depending on the degree of correlation between changes in the value of its portfolio securities (or the currency in which they are denominated) and changes in the value of futures positions, the Portfolio's losses from writing options on futures may be partially offset by favorable changes in the value of portfolio securities or in the cost of securities to be acquired.

              The holder or writer of an option on a futures contract may terminate its position by selling or purchasing an offsetting option of the same series. There is no guarantee that such closing transactions can be effected. The Portfolio's ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid market.

     Limitations on the Use of Futures Contracts and Options on Futures
     Contracts

              The Portfolio will engage in futures and related options transactions only for bona fide hedging purposes as defined in or permitted by CFTC regulations. The Portfolio will determine that the price fluctuations in the futures contracts and options on futures are substantially related to price fluctuations in securities held by the Portfolio or which it expects to purchase. The Portfolio's futures transactions will be entered into for traditional hedging purposes -- that is, futures contracts will be sold to protect against a decline in the price of securities (or the currency in which they are denominated) that the Portfolio owns, or futures contracts will be purchased to protect the Portfolio against an increase in the price of securities (or the currency in which they are denominated) it intends to purchase. As evidence of this hedging intent, the Portfolio expects that on 75% or more of the occasions on which it takes a "long" futures (or option) position (involving the purchase of futures contracts), the Portfolio will have purchased, or will be in the process of purchasing, equivalent amounts of related securities (or assets denominated in the related currency) in the cash market at the time when the futures (or option) position is closed out. However, in particular cases, when it is economically advantageous for the Portfolio to do so, a long futures position may be terminated (or an option may expire) without the corresponding purchase of securities or other assets. The Portfolio will engage in transactions in futures contracts and related options only to the extent such transactions are consistent with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), for maintaining the qualification of each of the Portfolio's investment company investors as a RIC for federal income tax purposes (see "Tax Status").

              The Portfolio will be required, in connection with transactions in futures contracts and the writing of options on futures, to make margin deposits, which will be held by the Portfolio's custodian for the benefit of the futures commission merchant through whom the Portfolio engages in such futures and options transactions. Cash or liquid high grade debt securities required to be segregated in connection with a long futures position taken by the Portfolio will also be held by the custodian in a segregated account and will be marked to market daily.

     Interest Rate and Currency Swaps

              The Portfolio will enter into interest rate swaps only on a net basis, i.e., the two payment streams are netted out with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. In contrast, currency swaps usually involve the delivery of the entire payment stream in one designated currency in exchange for the entire payment stream in the other designated currency. Inasmuch as the Portfolio maintains a segregated account with respect to all interest rate and currency swaps, the Portfolio and the Investment Adviser believe that such obligations do not constitute senior securities (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) and, accordingly, will not treat them as being subject to the Portfolio's borrowing restrictions. The net amount of the excess, if any, of the Portfolio's obligations over its entitlements with respect to each interest rate or currency swap will be accrued on a daily basis and an amount of cash or liquid high grade debt securities having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Portfolio's custodian. The Portfolio will not enter into any interest rate or currency swap unless the credit quality of the unsecured senior debt or the claims-paying ability of the other party thereto is considered to be investment grade by the Investment Adviser. If there is a default by the other party to such a transaction, the Portfolio will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with the markets for other similar instruments which are traded in the interbank market.

     Reverse Repurchase Agreements
              The Portfolio may enter into reverse repurchase agreements. Under a reverse repurchase agreement, the Portfolio temporarily transfers possession of a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Portfolio agrees to repurchase the instrument at an agreed upon time (normally within seven days) and price, which reflects an interest payment. The Portfolio could also enter into reverse repurchase agreements as a means of raising cash to satisfy redemption requests without the necessity of selling portfolio assets.

              When the Portfolio enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities transferred to another party or the securities in which the proceeds may be invested would affect the market value of the Portfolio's assets. As a result, such transactions may increase fluctuations in the market value of the Portfolio's assets. While there is a risk that large fluctuations in the market value of the Portfolio's assets could affect the Portfolio's net asset value, this risk is not significantly increased by entering into reverse repurchase agreements, in the opinion of the Investment Adviser. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage. If the Portfolio reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement will lower the yield of an investor in the Portfolio. While the Investment Adviser does not consider reverse repurchase agreements to involve a traditional borrowing of money, reverse repurchase agreements will be included within "borrowings" contained in the Portfolio's investment restriction (2) set forth below.

              At all times that a reverse repurchase agreement for borrowing purposes is outstanding, the Portfolio will maintain cash or high grade liquid securities in a segregated account at its custodian bank with a value at least equal to its obligation under the agreement. Securities and other assets held in the segregated account may not be sold while the reverse repurchase agreement is outstanding, unless other suitable assets are substituted. To the extent that the Portfolio enters into reverse repurchase agreements for hedging purposes as described in Part A, the Portfolio will not be required to maintain the segregated account described above.

     Portfolio Turnover

              The Portfolio cannot accurately predict its portfolio turnover rate, but it is anticipated that the annual turnover rate will generally not exceed 100% (excluding turnover of securities having a maturity of one year or less). A 100% annual turnover rate would occur, for example, if all the securities held by the Portfolio were replaced in a period of one year. A high turnover rate (such as 100% or more) necessarily involves greater expenses to the Portfolio and may result in the realization of substantial net short-term capital gains. The Portfolio may engage in active short-term trading to benefit from yield disparities among different issues of securities or among the markets for fixed income securities of different countries, to seek short-term profits during periods of fluctuating interest rates, or for other reasons. Such trading will increase the Portfolio's rate of turnover and may increase the incidence of net short-term capital gains allocated to investors in the Portfolio.

     Investment Restrictions
              The Portfolio has adopted the following investment restrictions, which may not be changed without the approval of the holders of a majority of the outstanding voting securities of the Portfolio, which as used in this Part B means the lesser of (a) 67% or more of the outstanding voting securities of the Portfolio present or represented by proxy at a meeting if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented at the meeting or
     (b) more than 50% of the outstanding voting securities of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act. The Portfolio may not:

              (1) Purchase any security (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities) if such purchase, at the time thereof, would cause 25% or more of the Portfolio's total assets (taken at market value) to be invested in the securities of issuers in any single industry; provided, that the electric, gas and telephone utility industries shall be treated as separate industries for purposes of this restriction;

              (2) Borrow money or issue senior securities except as permitted by the Investment Company Act of 1940;

              (3) Purchase securities on margin (but the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities). The deposit or payment by the Portfolio of initial, maintenance or variation margin in connection with all types of options and futures contract transactions is not considered the purchase of a security on margin;

              (4) Underwrite or participate in the marketing of securities of others, except insofar as it may technically be deemed to be an underwriter in selling a portfolio security under circumstances which may require the registration of the same under the Securities Act of 1933;

              (5) Purchase or sell real estate, although it may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate;

              (6) Purchase or sell physical commodities or futures contracts for the purchase or sale of physical commodities; provided, that the Portfolio may enter into all types of futures and forward contracts on currency, securities and securities, economic and other indices and may purchase and sell options on such futures contracts; or

              (7) Make loans to any person, except by (a) the acquisition of debt instruments and making portfolio investments, (b) entering into repurchase agreements, and (c) lending portfolio securities.


              The Portfolio has adopted the following investment policies, which may be changed by the Trustees of the Portfolio without the approval of the Portfolio's investors. As a matter of nonfundamental policy, the Portfolio may not: (a) invest more than 15% of its net assets in investments which are not readily marketable, including restricted securities and repurchase agreements with a maturity longer than seven days. Restricted securities for the purposes of this limitation do not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 and commercial paper issued pursuant to Section 4(2) of said Act that the Board of Trustees, or its delegate, determines to be liquid; (b) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short, and unless no more than 25% of its net assets (taken at current value) is held as collateral for such sales at any one time. (It is the present intention of management to make such sales only for the purpose of deferring realization of gain or loss for federal income tax purposes);
     (c) purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Trustee of the Portfolio or is a member, officer, director or trustee of any investment adviser of the Portfolio, if after the purchase of the securities of such issuer by the Portfolio one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities or both (all taken at market value) of such issuer and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities or both (all taken at market value); (d) purchase oil, gas or other mineral leases or purchase partnership interests in oil, gas or other mineral exploration or development programs; (e) invest more than 5% of its total assets (taken at current value) in the securities of issuers which, including their predecessors, have been in operation for less than three years; (f) purchase put or call options on securities if after such purchase more than 5% of its net assets, as measured by the aggregate of the premiums paid for such options, would be invested in such options; and (g) purchase warrants with a value in excess of 5% of its net assets, or warrants which are not listed on the New York or American Stock Exchange with a value in

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     excess of 2% of its net assets.  The Portfolio has no current intention during the current year of engaging in short sales.


              In order to permit the sale in certain states of shares of certain open-end investment companies which are investors in the Portfolio, the Portfolio may make commitments more restrictive than the policies described above. Should the Portfolio determine that any such commitment is no longer in the best interests of the Portfolio and its investors, it will revoke such commitment.

     Item 14.  Management of the Portfolio

              The Trustees and officers of the Portfolio are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Unless otherwise noted, the business address of each Trustee and officer is 24 Federal Street, Boston, Massachusetts 02110, which is also the address of the Portfolio's investment adviser, Boston Management and Research ("BMR" or the "Investment Adviser"), which is a wholly-owned subsidiary of Eaton Vance Management ("Eaton Vance"); of Eaton Vance's parent, Eaton Vance Corp. ("EVC"); and of BMR's and Eaton Vance's trustee, Eaton Vance, Inc. ("EV"). Eaton Vance and EV are both wholly-owned subsidiaries of EVC. Those Trustees who are "interested persons" of the Portfolio, BMR, Eaton Vance, EVC or EV, as defined in the 1940 Act, by virtue of their affiliation with any one or more of the Portfolio, BMR, Eaton Vance, EVC or EV, are indicated by an asterisk(*).

                              TRUSTEES OF THE PORTFOLIO

     DONALD R. DWIGHT (64), Trustee
     President of Dwight Partners, Inc. (a corporate relations and communications company) founded in 1988; Chairman of the Board of Newspapers of New England, Inc. since 1983. Director or Trustee of various investment companies managed by Eaton Vance or BMR.
     Address: Clover Mill Lane, Lyme, New Hampshire 03768


     JAMES B. HAWKES (54), President and Trustee*
     Executive Vice President of BMR, Eaton Vance, EVC and EV, and a Director of EVC and EV. Director or Trustee and officer of various investment companies managed by Eaton Vance or BMR.


     SAMUEL L. HAYES, III (61), Trustee
     Jacob H. Schiff Professor of Investment Banking at Harvard University Graduate School of Business Administration. Director or Trustee of various investment companies managed by Eaton Vance or BMR.
     Address: Harvard University Graduate School of Business Administration, Soldiers Field Road, Boston, Massachusetts 02134

     NORTON H. REAMER (60), Trustee
     President and Director, United Asset Management Corporation, a holding company owning institutional investment management firms. Chairman, President and Director, UAM Funds (mutual funds). Director or Trustee of various investment companies managed by Eaton Vance or BMR.
     Address: One International Place, Boston, Massachusetts 02110


     JOHN L. THORNDIKE (69), Trustee
     Director, Fiduciary Company Incorporated. Director or Trustee of various investment companies managed by Eaton Vance or BMR.
     Address: 175 Federal Street, Boston, Massachusetts 02110


     JACK L. TREYNOR (66), Trustee
     Investment Adviser and Consultant. Director or Trustee of various investment companies managed by Eaton Vance or BMR.
     Address: 504 Via Almar, Palos Verdes Estates, California 90274

                              OFFICERS OF THE PORTFOLIO

     MARK VENEZIA (46), Vice President
     Vice President of BMR, Eaton Vance and EV. Officer of various investment companies managed by Eaton Vance or BMR.


     JAMES L. O'CONNOR (50), Treasurer
     Vice President of BMR, Eaton Vance and EV. Officer of various investment companies managed by Eaton Vance or BMR.


     THOMAS OTIS (64), Secretary
     Vice President and Secretary of BMR, Eaton Vance, EVC and EV. Officer of various investment companies managed by Eaton Vance or BMR.


     JANET E. SANDERS (60), Assistant Secretary
     Vice President of BMR, Eaton Vance and EV. Officer of various investment companies managed by Eaton Vance or BMR.


     A. JOHN MURPHY (33), Assistant Secretary
     Assistant Vice President of BMR, Eaton Vance and EV since March 1, 1994; employee of Eaton Vance since March 1993. State Regulations Supervisor, The Boston Company (1991-1993) and Registration Specialist, Fidelity Management & Research Co. (1986-1991). Officer of various investment companies managed by Eaton Vance or BMR. Mr. Murphy was elected Assistant Secretary of the Portfolio on March 27, 1995.



     ERIC G. WOODBURY (38), Assistant Secretary

     Vice President of BMR, Eaton Vance and EV since February 1993; formerly, associate attorney at Dechert, Price & Rhoads and Gaston & Snow. Officer of various investment companies managed by Eaton Vance or BMR. Mr. Woodbury was elected Assistant Secretary of the Portfolio on June 19, 1995.

              Messrs. Thorndike (Chairman), Hayes and Reamer are members of the Special Committee of the Board of Trustees. The Special Committee's functions include a continuous review of the Portfolio's contractual relationship with the Investment Adviser, making recommendations to the Trustees regarding the compensation of those Trustees who are not members of the Eaton Vance organization, and making recommendations to the Trustees regarding candidates to fill vacancies, as and when they occur, in the ranks of those Trustees who are not interested persons of the Portfolio or the Eaton Vance organization.

              Messrs. Treynor (Chairman) and Dwight are members of the Audit Committee of the Board of Trustees. The Audit Committee's functions include making recommendations to the Trustees regarding the selection of the independent accountants, and reviewing with such accountants and the Treasurer of the Portfolio matters relative to accounting and auditing practices and procedures, accounting records, internal accounting controls, and the functions performed by the custodian of the Portfolio.

              The fees and expenses of those Trustees of the Portfolio who are not members of the Eaton Vance organization (the noninterested Trustees) are paid by the Portfolio. (The Trustees of the Portfolio who are members of the Eaton Vance organization receive no compensation from the Portfolio). During the fiscal year ended October 31, 1995, the noninterested Trustees of the Portfolio received the following compensation in their capacities as Trustees of the Portfolio, and, during the year ended December 31, 1995, earned the following compensation in their capacities as Trustees of the funds in the Eaton Vance fund complex(1):


                                           Aggregate        Total Compensation
                                           Compensation     from Portfolio
     Name                                  from Portfolio   and Fund Complex
     ----                                  --------------   -----------------


     Donald R.
     Dwight                                $2,274(2)        $135,000(4)

     Samuel L.
     Hayes, III                             2,298(3)         150,000(5)

     Norton H.
     Reamer                                 2,300            135,000

     John L.

     Thorndike                              2,397            140,000

     Jack L.
     Treynor                                2,383            140,000


     (1) The Eaton Vance fund complex consists of 219 registered investment companies or series thereof.
     (2)     Includes $761 of deferred compensation.
     (3)     Includes $806 of deferred compensation.
     (4)     Includes $35,000 of deferred compensation.
     (5)     Includes $33,750 of deferred compensation.


             Trustees of the Portfolio who are not affiliated with BMR may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the "Plan"). Under the Plan, an eligible Trustee may elect to have his deferred fees invested by the Portfolio in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Trustees under the Plan will be determined based upon the performance of such investments. Deferral of Trustees' fees in accordance with the Plan will have a negligible effect on the Portfolio's assets, liabilities, and net income per share, and will not obligate the Portfolio to retain the services of any Trustee or obligate the Portfolio to pay any particular level of compensation to the Trustee. The Portfolio does not have a retirement plan for its Trustees.

             The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of noninterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

     Item 15.  Control Persons and Principal Holder of Securities

             As of February 14, 1996, EV Marathon Strategic Income Fund (the "Marathon Fund") controlled the Portfolio by virtue of owning approximately 99.9% of the value of the outstanding interests in the Portfolio. Because the Marathon Fund controls the Portfolio, the Marathon

     Fund may take actions without the approval of any other investor. The Marathon Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that any other investor in the Portfolio which is an investment company registered under the 1940 Act would follow the same or a similar practice. The Marathon Fund is a series of Eaton Vance Mutual Funds Trust, an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts.

     Item 16.  Investment Advisory and Other Services

             Investment Adviser. The Portfolio engages BMR as its investment adviser pursuant to an Investment Advisory Agreement dated March 1, 1994. BMR or Eaton Vance acts as investment adviser to investment companies and various individual and institutional clients with combined assets under management of approximately $16 billion.


             BMR manages the investments and affairs of the Portfolio subject to the supervision of the Portfolio's Board of Trustees. BMR furnishes to the Portfolio investment research, advice and supervision, furnishes an investment program and will determine what securities will be purchased, held or sold by the Portfolio and what portion, if any, of the Portfolio's assets will be held uninvested. The Investment Advisory Agreement requires BMR to pay the salaries and fees of all officers and Trustees of the Portfolio who are members of the BMR organization and all personnel of BMR performing services relating to research and investment activities. The Portfolio is responsible for all expenses not expressly stated to be payable by BMR under the Investment Advisory Agreement, including, without implied limitation, (i) expenses of maintaining the Portfolio and continuing its existence, (ii) registration of the Portfolio under the 1940 Act, (iii) commissions, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments,
     (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of issue, sale and redemption of interests in the Portfolio, (viii) expenses of registering and qualifying the Portfolio and interests in the Portfolio under federal and state securities laws and of preparing and printing registration statements or other offering statements or memoranda for such purposes and for distributing the same to investors, and fees and expenses of registering and maintaining registrations of the Portfolio and of the Portfolio's placement agent as broker-dealer or agent under state securities laws,
     (ix) expenses of reports and notices to investors and of meetings of investors and proxy solicitations therefor, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses, (xii) association membership dues, (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Portfolio (including without limitation safekeeping for funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values, book capital account balances and tax capital account balances), (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, investor servicing agents and registrars for all services to the Portfolio, (xv) expenses for servicing the accounts of investors, (xvi) any direct charges to investors approved by the Trustees of the Portfolio, (xvii) compensation and expenses of Trustees of the Portfolio who are not members of the BMR organization, and (xvii) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Portfolio to indemnify its Trustees, officers and investors with respect thereto.


             For a description of the compensation that the Portfolio pays BMR under the Investment Advisory Agreement, see "Management of the Portfolio" in Part A. As at October 31, 1995, the Portfolio had net assets of $152,583,289. For the fiscal year ended October 31, 1995, the Portfolio paid BMR advisory fees of $992,620 (equivalent to 0.55% of the Portfolio's average daily net assets for such year). For the period from the start of business, March 1, 1994, to October 31, 1994, the Portfolio paid BMR advisory fees of $1,004,670 (equivalent to 0.49% (annualized) of the Portfolio's average daily net assets for such period).


             The Investment Advisory Agreement with BMR remains in effect until February 28, 1997. It may be continued indefinitely thereafter so long as such continuance after February 28, 1997 is approved at least annually (i) by the vote of a majority of the Trustees of the Portfolio who are not interested persons of the Portfolio or of the Investment Adviser cast in person at a meeting specifically called for the purpose of voting on such approval and (ii) by the Board of Trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio. The Agreement may be terminated at any time without penalty on sixty (60) days' written notice by the Board of Trustees of either party, or by vote of the majority of the outstanding voting securities of the Portfolio, and the Agreement will terminate automatically in the event of its assignment. The Agreement provides that the Investment Adviser may render services to others and engage in other business activities and may permit other fund clients and other corporations and organizations to use the words Eaton Vance or Boston Management and Research in their names. The Agreement also provides that the Investment Adviser shall not be liable for any loss incurred in connection with the performance of its duties, or action taken or omitted under that Agreement, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties thereunder, or for any losses sustained in the acquisition, holding or disposition of any security or other investment.


             The Portfolio has also engaged BMR to act as its Administrator under an Administration Agreement. The Administration Agreement with BMR remains in effect until February 28, 1997 and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance is approved at least annually (i) by the Trustees of the Portfolio and
     (ii) by the vote of a majority of those Trustees of the Portfolio who are not interested persons of the Portfolio or of the Administrator. Under the Administration Agreement, BMR is obligated to (a) review and supervise the provision of all domestic and foreign custodial services to the Portfolio, and to make such reports and recommendations to the Board of Trustees of the Portfolio concerning the provision of such services as the Board deems appropriate; (b) provide to the Portfolio certain valuation, legal, accounting and tax assistance and services in connection with the Portfolio's (i) investments in (A) securities, obligations and commercial paper that are denominated in foreign currencies or the European Currency Unit ("ECU"), or that are issued or guaranteed by foreign entities, (B) certificates of deposit and bankers' acceptances issued or guaranteed by, or time deposits maintained at, foreign banks or foreign branches of U.S. banks, and (C) participation interests in loans by U.S. or foreign banks that are made to foreign borrowers or that are denominated in foreign currencies or the ECU; and (ii) transactions in derivative instruments, including instruments indexed to foreign exchange rates, forward foreign currency exchange contracts, put and call options on foreign currencies, futures contracts and options on such contracts, and interest rate and currency swaps; and (c) provide to the Portfolio such other special administrative services as the Board from time to time shall instruct BMR to furnish under the Administration Agreement. In return for these special services, the Portfolio pays BMR as compensation under the Administration Agreement a monthly fee in the amount of .0125% (equivalent to .15% annually) of the average daily net assets of the Portfolio. For the fiscal year ended October 31, 1995, the Portfolio paid BMR administration fees of $273,545. For the period from the start of business, March 1, 1994, to October 31, 1994, the Portfolio paid BMR administration fees of $284,828.


             The Portfolio will be responsible for all costs and expenses not expressly stated to be payable by BMR under the Administration Agreement. Such costs and expenses to be borne by the Portfolio include, without limitation, the fees and expenses of the Portfolio's custodian and transfer agent, including those incurred for determining the Portfolio's net asset value and keeping the Portfolio's books; expenses of pricing and valuation services; membership dues in investment company organizations; brokerage commissions and fees; registration of the Portfolio under the 1940 Act; expenses of reports to investors, proxy statements, and other expenses of investor's meetings; insurance premiums; printing and mailing expenses; interest, taxes and governmental fees; legal and accounting expenses; compensation and expenses of Trustees not affiliated with BMR; and investment advisory and administration fees. The Portfolio will also bear expenses incurred in connection with litigation in which the Portfolio is a party and the legal obligation the Portfolio may have to indemnify its officers and Trustees with respect thereto.


             BMR is a wholly-owned subsidiary of Eaton Vance. Eaton Vance and EV are both wholly-owned subsidiaries of EVC. BMR and Eaton Vance are both

     Massachusetts business trusts, and EV is the trustee of BMR and Eaton Vance. The Directors of EV are Landon T. Clay, H. Day Brigham, Jr., M. Dozier Gardner, James B. Hawkes and Benjamin A. Rowland, Jr. The Directors of EVC consist of the same persons and John G.L. Cabot and Ralph Z. Sorenson. Mr. Clay is chairman and Mr. Gardner is president and chief executive officer of EVC, BMR, Eaton Vance and EV. All of the issued and outstanding shares of Eaton Vance and EV are owned by EVC. All of the issued and outstanding shares of BMR are owned by Eaton Vance. All shares of the outstanding Voting Common Stock of EVC are deposited in a Voting Trust which expires on December 31, 1996, the Voting Trustees of which are Messrs. Clay, Brigham, Gardner, Hawkes and Rowland. The Voting Trustees have unrestricted voting rights for the election of Directors of EVC. All of the outstanding voting trust receipts issued under said Voting Trust are owned by certain of the officers of BMR and Eaton Vance who are also officers and Directors of EVC and EV. As of January 31, 1996, Messrs. Clay, Gardner and Hawkes each owned 24% of such voting trust receipts, and Messrs. Rowland and Brigham owned 15% and 13%, respectively, of such voting trust receipts. Messrs. Hawkes and Otis are officers or Trustees of the Portfolio and are members of the EVC, BMR, Eaton Vance and EV organizations. Messrs. Murphy, O'Connor, Woodbury and Venezia and Ms. Sanders are officers of the Portfolio and are members of the BMR, Eaton Vance and EV organizations. BMR will receive the fees paid under the Investment Advisory Agreement and Administration Agreement.


             Eaton Vance owns all of the stock of Energex Energy Corporation, which is engaged in oil and gas operations. In addition, Eaton Vance owns all of the stock of Northeast Properties, Inc., which is engaged in real estate investment, consulting and management. EVC owns all of the stock of Fulcrum Management, Inc. and MinVen Inc., which are engaged in the development of precious metal properties. EVC also owns 24% of the Class A shares of Lloyd George Management (B.V.I.) Limited, a registered investment adviser. EVC, BMR, Eaton Vance and EV may also enter into other businesses.


             EVC and its affiliates and their officers and employees from time to time have transactions with various banks, including the custodian of the Portfolio, Investors Bank & Trust Company. It is Eaton Vance's opinion that the terms and conditions of such transactions were not and will not be influenced by existing or potential custodial or other relationships between the Portfolio and such banks.

             Custodian. Investors Bank & Trust Company ( IBT ), 89 South Street, Boston, Massachusetts, acts as custodian for the Portfolio. IBT has the custody of all of the Portfolio's assets, maintains the general ledger of the Portfolio, and computes the daily net asset value of interests in the Portfolio. In such capacity it attends to details in connection with the sale, exchange, substitution, transfer or other dealings with the Portfolio's investments, receives and disburses all funds and performs various other ministerial duties upon receipt of proper instructions from the Portfolio. IBT charges custody fees which are competitive within the industry. The fees for the Portfolio relate to (1) bookkeeping and valuation services provided at an annual rate, (2) activity charges based upon the volume of investment related transactions, and (3) reimbursement of out-of-pocket expenses. These fees are then reduced by a credit for cash balances of the Portfolio at the custodian equal to 75% of the 91-day, U.S. Treasury Bill auction rate applied to the Portfolio's average daily collected balances. Landon T. Clay, a Director of EVC and an officer, Trustee or Director of other entities in the Eaton Vance organization, owns approximately 13% of the voting stock of Investors Financial Services Corp., the holding company parent of IBT. Management believes that such ownership does not create an affiliated person relationship between the Portfolio and IBT under the 1940 Act. For the fiscal year ended October 31, 1995, the Portfolio paid IBT $134,894 for its services as custodian.

             Independent Accountants. Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts 02109, are the independent accountants for the Portfolio, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the SEC.

     Item 17.  Brokerage Allocation and Other Practices

             Decisions concerning the execution of portfolio security transactions, including the selection of the market and the executing firm, are made by BMR. BMR is also responsible for the execution of transactions for all other accounts managed by it.

             BMR places the portfolio security transactions of the Portfolio and of all other accounts managed by it for execution with many firms. BMR uses its best efforts to obtain execution of portfolio security transactions at prices which are advantageous to the Portfolio and at reasonably competitive spreads or (when a disclosed commission is being charged) at reasonably competitive commission rates. In seeking such execution, BMR will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including without limitation the size and type of the transaction, the general execution and operational capabilities of the executing firm, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the reputation, reliability, experience and financial condition of the firm, the value and quality of the services rendered by the firm in this and other transactions, and the reasonableness of the spread or commission, if any. The debt securities and obligations purchased and sold by the Portfolio are generally traded in the domestic or foreign over-the-counter markets on a net basis (i.e., without commission) through broker-dealers and banks acting for their own account rather than as brokers, or otherwise involve transactions directly with the issuer of such obligations. Such firms attempt to profit from such transactions by buying at the bid price and selling at the higher asked price of the market for such obligations, and the difference between the bid and asked prices is customarily referred to as the spread. The Portfolio may also

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     purchase debt securities from domestic and foreign underwriters, the cost of which may include undisclosed fees and concessions to the underwriters. Transactions in foreign obligations usually involve the payment of fixed brokerage commissions when executed on foreign securities exchanges, which commissions are generally higher than those in the United States.
     Although commissions on portfolio security transactions will, in the judgment of BMR, be reasonable in relation to the value of the services provided, commissions exceeding those which another firm might charge may be paid to firms who were selected to execute transactions on behalf of the Portfolio and BMR's other clients for providing brokerage and research services to BMR.


             As authorized in Section 28(e) of the Securities Exchange Act of 1934, a broker or dealer who executes a portfolio transaction on behalf of the Portfolio may receive a commission which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if BMR determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. This determination may be made either on the basis of that particular transaction or on the basis of overall responsibilities which BMR and its affiliates have for accounts over which they exercise investment discretion. In making any such determination, BMR will not attempt to place a specific dollar value on the brokerage and research services provided or to determine what portion of the commission should be related to such services. Brokerage and research services may include advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; effecting securities transactions and performing functions incidental thereto (such as clearance and settlement); and the Research Services referred to in the next paragraph.

             It is a common practice of the investment advisory industry and of the advisers of investment companies, institutions and other investors to receive research, statistical and quotation services, data, information and other services, products and materials which assist such advisers in the performance of their investment responsibilities ( Research Services ) from broker-dealer firms which execute portfolio transactions for the clients of such advisers and from third parties with which such broker-dealers have arrangements. Consistent with this practice, BMR receives Research Services from many broker-dealer firms with which BMR places the Portfolio's transactions and from third parties with which these broker-dealers have arrangements. These Research Services include such matters as general economic and market reviews, industry and company reviews, evaluations of securities and portfolio strategies and transactions and recommendations as to the purchase and sale of securities and other portfolio transactions, financial, industry and trade publications, news and information services, pricing and quotation equipment and services, and research oriented computer hardware, software, data bases and services. Any particular Research Service obtained through a broker-dealer may be used by BMR in connection with client accounts other than those accounts which pay commissions to such broker-dealer. Any such Research Service may be broadly useful and of value to BMR in rendering investment advisory services to all or a significant portion of its clients, or may be relevant and useful for the management of only one client's account or of a few clients' accounts, or may be useful for the management of merely a segment of certain clients' accounts, regardless of whether any such account or accounts paid commissions to the broker-dealer through which such Research Service was obtained. The advisory fee paid by the Portfolio is not reduced because BMR receives such Research Services. BMR evaluates the nature and quality of the various Research Services obtained through broker-dealer firms and attempts to allocate sufficient commissions to such firms to ensure the continued receipt of Research Services which BMR believes are useful or of value to it in rendering investment advisory services to its clients.

             Subject to the requirement that BMR shall use its best efforts to seek to execute portfolio security transactions at advantageous prices and at reasonably competitive spreads or commission rates, BMR is authorized to consider as a factor in the selection of any firm with whom portfolio orders may be placed the fact that such firm has sold or is selling securities of other investment companies sponsored by BMR or Eaton Vance. This policy is not inconsistent with a rule of the National Association of Securities Dealers, Inc., which rule provides that no firm which is a member of the Association shall favor or disfavor the distribution of shares of any particular investment company or group of investment companies on the basis of brokerage commissions received or expected by such firm from any source.

             Securities considered as investments for the Portfolio may also be appropriate for other investment accounts managed by BMR or its affiliates. BMR will attempt to allocate equitably portfolio security transactions among the Portfolio and the portfolios of its other investment accounts whenever decisions are made to purchase or sell securities by the Portfolio and one or more of such other accounts simultaneously. In making such allocations, the main factors to be considered are the respective investment objectives of the Portfolio and such other accounts, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment by the Portfolio and such accounts, the size of investment commitments generally held by the Portfolio and such accounts and the opinions of the persons responsible for recommending investments to the Portfolio and such accounts. While this procedure could have a detrimental effect on the price or amount of the securities available to the Portfolio from time to time, it is the opinion of the Trustees of the Portfolio that the benefits available from the BMR organization outweigh any disadvantage that may arise from exposure to simultaneous transactions.

             For the fiscal year ended October 31, 1995, the Portfolio paid brokerage commissions of $11,700 with respect to portfolio transactions. Of this amount, approximately $11,357 was paid in respect of portfolio security transactions aggregating approximately $148,774,532 to firms that provided some Research Services to the BMR organization. For the period from the start of business, March 1, 1994, to October 31, 1994, the Portfolio paid foreign brokerage commissions on its portfolio security transactions amounting to $6,875.

     Item 18.  Capital Stock and Other Securities

             Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon dissolution of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owed to holders of record of interests in the Portfolio ( Holders ) or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, then in accordance with the Holders' positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio's debts and obligations or distribute the Portfolio's assets to the Holders in liquidation. Interests in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Interests in the Portfolio may not be transferred. Certificates representing an investor's interest in the Portfolio are issued only upon the written request of a Holder.

             Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of Holders but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

             The Portfolio's Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all interests. The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio's name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or to the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders. No amendment of the Declaration of Trust which would change any rights with respect to any Holder's interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests. References in the Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders.

             In accordance with the Declaration of Trust, there normally will be no meetings of the investors for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by investors. In such an event, the Trustees of the Portfolio then in office will call an investors' meeting for the election of Trustees. Except for the foregoing circumstances, and unless removed by action of the investors in accordance with the Portfolio's Declaration of Trust, the Trustees shall continue to hold office and may appoint successor Trustees.

             The Declaration of Trust provides that no person shall serve as a Trustee if investors holding two-thirds of the outstanding interests have removed him from that office either by a written declaration filed with the Portfolio's custodian or by votes cast at a meeting called for that purpose. The Declaration of Trust further provides that under certain circumstances, the investors may call a meeting to remove a Trustee and that the Portfolio is required to provide assistance in communicating with investors about such a meeting.

             The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell or exchange all or substantially all of its assets upon such terms and conditions and for such consideration when and as authorized by the Holders of (a) 67% or more of the interests in the Portfolio present or represented at the meeting of Holders, if Holders of more than 50% of all interests are present or represented by proxy, or (b) more than 50% of all interests, whichever is less. The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all interests, or (ii) by the Trustees by written notice to the Holders.

             The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate interest in the Portfolio. The Portfolio intends to maintain fidelity and errors and omissions insurance deemed adequate by the Trustees. Therefore, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations.

             The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

     Item 19.  Purchase, Redemption and Pricing of Securities

             Interests in the Portfolio are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the Securities Act of 1933. See Purchase of Interests in the Portfolio and Redemption or Decrease of Interest in Part A.

             Debt securities (other than mortgage-backed, "pass-through" securities and short-term obligations maturing in sixty days or less), including listed securities and securities for which price quotations are available and forward contracts, will normally be valued on the basis of market valuations furnished by pricing services. Mortgage-backed "pass-through" securities are valued using a matrix pricing system which takes into account closing bond valuations, yield differentials, anticipated prepayments and interest rates. Financial futures contracts listed on commodity exchanges and exchange-traded options are valued at closing settlement prices. Over-the-counter options are valued at the mean between the bid and asked prices provided by dealers. Short-term obligations and money market securities maturing in sixty days or less are valued at amortized cost which approximates value. Non-U.S. dollar denominated short-term obligations maturing in sixty days or less are valued at amortized cost as calculated in the base currency and translated into U.S. dollars at the current exchange rate. Investments for which market quotations are unavailable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Portfolio.


             The value of all assets and liabilities expressed in foreign currencies will be converted into U.S. dollar values at the mean between the buying and selling rates of such currencies against U.S. dollars last quoted on one of the principal markets for such currencies. Generally, trading in foreign securities, derivative instruments and currencies is substantially completed each day at various times prior to the time the Portfolio calculates its net asset value. If an event materially affecting the values of such securities, instruments or currencies occurs between the time such values are determined and the time net asset value is calculated, such securities, instruments or currencies may be valued at fair value.

     Item 20.  Tax Status

             The Portfolio has been advised by tax counsel that, provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Internal Revenue Code of 1986, as amended (the "Code"), and it should not be a publicly traded partnership within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any federal income tax, and a Holder will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses and deductions.

             Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity, depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. The Portfolio has been advised by tax counsel that, in the case of a Holder that seeks to qualify as a RIC, the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Sections 851(b) and 852(b)(5) of the Code. Further, the Portfolio has been advised by tax counsel that each Holder that seeks to qualify as a RIC should be deemed to hold its proportionate share of the Portfolio's assets for the period the Portfolio has held the assets or for the period the Holder has been an investor in the Portfolio, whichever is shorter. Investors should consult their tax advisors regarding whether the entity or the aggregate approach applies to their investment in the Portfolio in light of their particular tax status and any special tax rules applicable to them.

             In order to enable a Holder that is otherwise eligible to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to allocate and permit withdrawals in a manner that will enable a Holder that is a RIC to comply with those requirements. The Portfolio will allocate at least annually to each Holder such Holder's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit in a manner intended to comply with the Code and applicable Treasury regulations. Tax counsel has advised the Portfolio that the Portfolio's allocations of taxable income and loss should have "economic effect" under applicable Treasury regulations.

             To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) ("liquid proceeds") exceed a Holder's adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for federal income tax purposes. If, upon a complete withdrawal (redemption of the entire interest), the Holder's adjusted basis of his interest exceeds the liquid proceeds of such withdrawal, the Holder will generally realize a loss for federal income tax purposes. The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder's adjusted basis of an interest in the Portfolio will generally be the aggregate prices paid therefor (including the adjusted basis of contributed property and any gain recognized on such contribution), increased by the amounts of the Holder's distributive share of items of income (including interest income exempt from federal income tax) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder's distributive share of items of Portfolio loss, and (ii) the amount of any cash distributions (including distributions of interest income exempt from federal income tax and cash distributions on withdrawals from the Portfolio) and the basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder's distributive share of the Portfolio's nondeductible expenditures not properly chargeable to capital account. Increases or decreases in a Holder's share of the Portfolio's liabilities may also result in corresponding increases or decreases in such adjusted basis. Distributions of liquid proceeds in excess of a Holder's adjusted basis in its interest in the Portfolio immediately prior thereto generally will result in the recognition of gain to the Holder in the amount of such excess.

             The Portfolio may acquire zero coupon or other securities issued with original issue discount. As the holder of those securities, the Portfolio must account for the original issue discount that accrues on the securities during the taxable year, even if it receives no corresponding payment on the securities during the year. Because each Holder that is a RIC must distribute annually substantially all of its investment company taxable income and net tax-exempt income, including any original issue discount, to qualify for treatment as a RIC, any such Holder may be required in a particular year to distribute as an "exempt-interest dividend" an amount that is greater than its proportionate share of the total amount of cash the Portfolio actually receives. Those distributions will be made from the Holder's cash assets, if any, or from its proportionate share of the Portfolio's cash assets or the proceeds of sales of the Portfolio's securities, if necessary. The Portfolio may realize capital gains or losses from those sales, which would increase or decrease the investment company taxable income and/or net capital gain (the excess of net long-term capital gain over net short-term capital loss) of a Holder that is a RIC. In addition, any such gains may be realized on the disposition of securities held for less than three months. Because of the Short-Short Limitation (defined below), any such gains would reduce the Portfolio's ability to sell other securities, or options or futures contracts, held for less than three months that it might wish to sell in the ordinary course of its portfolio management.

             The appropriate tax accounting for dollar rolls is also uncertain in some respects, and the Portfolio's use of such rolls may accordingly be limited in order to preserve an investor's qualification as a RIC.

             Investments in lower-rated or unrated securities may present special tax issues for the Portfolio and hence to an investor in the Portfolio to the extent actual or anticipated defaults may be more likely with respect to such securities. Tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount, or market discount; when and to what extent deductions may be taken for bad debts or worthless securities; how payments received on obligations in default should be allocated between principal and income; and whether exchanges of debt obligations in a workout context are taxable.


             The Portfolio may be subject to foreign withholding or other foreign taxes with respect to income (possibly including, in some cases, capital gains) derived from foreign securities. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. Because it is expected that more than 50% of the value of the total assets of the Portfolio at the close of any taxable year will consist of securities issued by foreign corporations, an investor that is a RIC may be eligible to pass through to its shareholders their proportionate shares of foreign taxes paid by the Portfolio and allocated to the RIC, with the result that shareholders would include such proportionate shares in income subject to federal income tax and would be entitled to take a foreign tax credit or deduction for such foreign taxes, subject to certain limitations. Certain foreign exchange gains and losses realized by the Portfolio and allocated to the RIC will be treated as ordinary income and losses. Certain uses of foreign currency, foreign currency options, futures and forward contracts, and interest rate and currency swaps, and investment by the Portfolio in certain passive foreign investment companies , may be limited or a tax election may be made, if available, in order to enable an investor that is a RIC to preserve its qualification as a RIC or to avoid imposition of a tax on such an investor.


             The Portfolio's transactions in options, futures contracts and forward contracts will be subject to special tax rules that may affect the amount, timing and character of its items of income, gain or loss and hence the allocations of such items to investors. For example, certain positions held by the Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if closed out on such day), and any resulting gain or loss will generally be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held by the Portfolio that substantially diminish the Portfolio's risk of loss with respect to other positions in its portfolio may constitute straddles, which are subject to tax rules that may cause deferral of Portfolio losses, adjustments in the holding period of Portfolio securities and conversion of short-term into long-term capital losses.
     The Portfolio may make certain elections to mitigate adverse consequences of these tax rates and may have to limit its activities in options, futures contracts and forward contracts in order to enable an investor that is a RIC to preserve its qualification as a RIC.

             Income from transactions in options and futures contracts derived by the Portfolio with respect to its business of investing in securities will qualify as permissible income for its Holders that are RICs under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income. However, income from the dispo-sition by the Portfolio of options and futures contracts held for less than three months will be subject to the requirement applicable to those Holders that less than 30% of a RIC's gross income each taxable year consist of certain short-term gains ("Short-Short Limitation").

             If the Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether the Holders that are RICs satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. The Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent the Portfolio does not so qualify, it may be forced to defer the closing out of options and futures contracts beyond the time when it otherwise would be advantageous to do so, in order for Holders that are RICs to continue to qualify as such.

               An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have different entity classification criteria and may therefore reach a different conclusion. Entities that are classified as partnerships are not treated as separate taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character. The laws of the various states and local taxing authorities vary with respect to the status of a partnership interest under state and local tax laws, and each holder of an interest in the Portfolio is advised to consult his own tax adviser.

               The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio.

     Item 21.  Underwriters

             The placement agent for the Portfolio is Eaton Vance Distributors, Inc., which receives no compensation for serving in this capacity. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

     Item 22.  Calculation of Performance Data

             Not applicable.

     Item 23.  Financial Statements

             The following audited financial statements of the Portfolio, which are included in the Annual Report to Shareholders of EV Marathon Strategic Income Fund, for the fiscal year ended October 31, 1995, are incorporated by reference into this Part B and have been so incorporated in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, as experts in accounting and auditing.


                     Portfolio of Investments as of October 31, 1995


                     Statement of Assets and Liabilities as of October 31, 1995


                     Statement of Operations for the fiscal year ended October 31, 1995


                     Statement of Changes in Net Assets for the fiscal year ended October 31, 1995, and for the period from the start of business, March 1, 1994, to October 31, 1994


                     Supplementary Data for the fiscal year ended October 31, 1995, and for the period from the start of business, March 1, 1994, to October 31, 1994

                     Notes to Financial Statements

                     Report of Independent Accountants

             For purposes of the EDGAR filing of this amendment to the Portfolio's registration statement, the Portfolio incorporates by reference the above audited financial statements of the Portfolio contained in the Annual Report to Shareholders of EV Marathon Strategic Income Fund for the fiscal year ended October 31, 1995, as previously filed electronically with the Securities and Exchange Commission (Accession Number 0000928816-96-000014).

                                     APPENDIX A

                         Description of Securities Ratings(1)

     Description of Moody's Investors Service, Inc.'s corporate bond ratings:

     Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as gilt edged. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuations of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities.

     A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa: Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during other good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

     C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

     Note: Moody's applies numerical modifiers, 1, 2, and 3 in each generic rating classification from Aa through B in its corporated bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

     Short-Term Debt

     Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of one year.

     Issuers rated Prime-1 or P-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 or P-1 repayment ability will often be evidenced by many of the following characteristics:

             -- Leading market positions in well established industries.

             -- High rates of return on funds employed.

             -- Conservative capitalization structure with moderate reliance on debt and ample asset protection.

             -- Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

             -- Well established access to a range of financial markets and assured sources of alternate liquidity.

     Issuers rated Prime-2 or P-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

     Description of Standard & Poor's Ratings Group's corporate bond ratings:

     Investment Grade

     AAA: Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

     AA: Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

     A: Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

     BBB: Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

     Speculative Grade

     Debt rated BB, B, CCC, CC, and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

     BB: Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

     B: Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

     The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

     CCC: Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal.

     The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

     CC: The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC debt rating.

     C: The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

     C1: The Rating C1 is reserved for income bonds on which no interest is being paid.

     D: Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

     Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

     NR: Bonds may lack a S&P's rating because no public rating has been requested, because there is insufficient information on which to base a rating, or because Standard & Poor's does not rate a particular type of obligation as a matter of policy.

     Commercial Paper

     A: S&P's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

     A-1: This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation.

     A-2: Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1 .

     A-3: Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

     Fitch Investors Service, Inc.

     Investment Grade Bond Ratings

     AAA: Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

     AA: Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA . Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+ .

     A: Bonds considered to be investment grade and of high credit quality. The obligors ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

     BBB: Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.


     High Yield Bond Ratings

     BB: Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified that could assist the obligor in satisfying its debt service requirements.

     B: Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

     CCC: Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

     CC: Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

     C: Bonds are in imminent default in payment of interest or principal.

     DDD, DD, and D: Bonds are in default of interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

     Plus (+) or Minus (-): The ratings from AA to C may be modified by the addition of a plus or minus sign to indicate the relative position of a credit within the rating category.

     NR: Indicates that Fitch does not rate the specific issue.

     Conditional: A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

     Investment Grade Short-Term Ratings

     Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

     F-1+: Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

     F-1: Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated
      F-1+ .

     F-2: Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the F-1+ and F-1 categories.

     F-3: Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

     Duff & Phelps

     Investment Grade Bond Ratings

     AAA: Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

     AA+, AA, and AA-: High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

     A+, A, and A-: Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

     BBB+, BBB, and BBB-: Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

     High Yield Bond Ratings

     BB+, BB, and BB-: Below investment grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

     B+, B, and B-: Below investment grade and possessing risk that obligations will not be met when due. Financial protection factors will fluctuate widely according to economic cycles, industry conditions and/or company fortunes. Potential exists for frequent changes in the rating within this category or into a higher or lower rating grade.

     CCC: Well below investment grade securities. Considerable uncertainty exists as to timely payment of principal interest or preferred dividends. Protection factors are narrow and risk can be substantial with unfavorable economic/industry conditions, and/or with unfavorable company developments.

     Preferred stocks are rated on the same scale as bonds but the preferred rating gives weight to its more junior position in the capital structure. Structured Financings are also rated on this scale.

     Commercial Paper/Certificates of Deposit

     Category 1: Top Grade

     Duff 1 plus: Highest certainty of timely payment. Short-term liquidity including internal operating factors and/or ready access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

     Duff 1: Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

     Duff 1 minus: High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protections factors. Risk factors are very small.

     Category 2: Good Grade

     Duff 2: Good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

     Category 3: Satisfactory Grade

     Duff 3: Satisfactory liquidity and other protection factors qualify issue as to investment grade. Risk factors are larger and subject to more variation. Nevertheless timely payment is expected.

     No ratings are issued for companies whose paper is not deemed to be of investment grade.

                                       *  *  *

     Notes: (1) The ratings indicated herein are believed to be the most recent ratings available at the date of this Registration Statement, as amended, for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which would be given to these securities on the date of the Portfolio's fiscal year end.

             Bonds which are unrated expose the investor to risks with respect to capacity to pay interest or repay principal which are similar to the risks of lower-rated bonds. The Portfolio is dependent on the Investment Adviser's judgment, analysis and experience in the evaluation of such bonds.

             Investors should note that the assignment of a rating to a bond by a rating service may not reflect the effect of recent developments on the issuer's ability to make interest and principal payments.

                                       PART C

     Item 24.  Financial Statements and Exhibits

     (a)   Financial Statements

           The Financial statements called for by this Item are incorporated by reference in Part B and listed in Item 23 hereof.

     (b)   Exhibits

           1.     (a) Declaration of Trust of the Registrant dated May 1, 1992 filed herewith.


                  (b) Amendment to Declaration of Trust dated February 23, 1994 filed herewith.


                  (c) Amendment to Declaration of Trust dated March 1, 1995
                      filed herewith.


           2. By-Laws of the Registrant as adopted May 1, 1992 filed herewith.


           5. Investment Advisory Agreement between the Registrant and Boston Management and Research dated March 1, 1994.*


           6. Placement Agent Agreement between the Registrant and Eaton Vance Distributors, Inc. dated March 1, 1994.*


           8. (a) Custodian Agreement between the Registrant and Investors Bank & Trust Company dated March 1, 1994 filed herewith.


                  (b) Amendment to Custodian Agreement dated October 23, 1995 filed herewith.


           9. Administration Agreement between the Registrant and Boston Management and Research dated March 1, 1994.*


           13. Investment representation letter of Eaton Vance Investment Fund, Inc., on behalf of Eaton Vance Short-Term Global Income Fund, dated December 14, 1993.*

     * Filed as an exhibit to Amendment No. 1, which was filed with the Securities and Exchange Commission on February 28, 1995 (Accession No. 0000898432-95-000062), and incorporated herein by reference.

     Item 25.  Persons Controlled by or under Common Control with Registrant

           Not applicable.

     Item 26.  Number of Holders of Securities

     (1)                                      (2)
                                           Number of
     Title of Class                      Record Holders
     Interests                      As of February 14, 1996


                                                4

     Item 27.  Indemnification

           Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

           The Trustees and officers of the Registrant and the personnel of the Registrant's investment adviser are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

     Item 28.  Business and Other Connections

           To the knowledge of the Portfolio, none of the trustees or officers of the Portfolio's investment adviser, except as set forth on its Form ADV as filed with the SEC, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain trustees and officers also hold various positions with and engage in business for affiliates of the investment adviser.

     Item 29.  Principal Underwriters

           Not applicable.

     Item 30.  Location of Accounts and Records

           All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 89 South Street, Boston, MA 02111, with the exception of certain corporate documents and portfolio trading documents, which are in the possession and custody of the Registrant's investment adviser at 24 Federal Street, Boston, MA 02110. The Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Registrant's investment adviser.

     Item 31.  Management Services

           Not applicable.

     Item 32.  Undertakings

           Not applicable.

                                     SIGNATURES


                Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 27th day of February, 1996.


                                        STRATEGIC INCOME PORTFOLIO

                                        By /s/ James L. O'Connor
                                           ------------------------
                                        James L. O'Connor
                                        Treasurer

                                  INDEX TO EXHIBITS

     Exhibit No.      Description of Exhibit

          1(a).   Declaration of Trust of the Registrant dated May 1, 1992.

          1(b).   Amendment to Declaration of Trust dated February 23, 1994.

          1(c).   Amendment to Declaration of Trust dated March 1, 1995.


          2.      By-Laws of the Registrant as adopted May 1, 1992.


          8(a). Custodian Agreement between the Registrant and Investors Bank & Trust Company dated March 1, 1994.


         8(b).    Amendment to Custodian Agreement dated October 23, 1995.